                                                       REGISTRATION NO. 33-61940

    As filed with the Securities and Exchange Commission on August 16, 1995
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           METHODE ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                              36-2090085
  (State or Other Jurisdiction                 (I.R.S. Employer
of Incorporation or Organization)             Identification No.)

                            7444 WEST WILSON AVENUE
                            CHICAGO, ILLINOIS 60656
                           TELEPHONE:  (708) 867-9600
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)


                                                    Copies to:
            Kevin J. Hayes
       7444 West Wilson Avenue                James W. Ashley Jr., Esq.
       Chicago, Illinois 60656                   Janet O. Love, Esq.
      Telephone:  (708) 867-9600                  Keck, Mahin & Cate
(Name, Address, Including Zip Code,        77 West Wacker Drive, 49th Floor
 and Telephone Number, Including Area        Chicago, Illinois 60601-1693
     Code, of Agent for Service)


Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
[_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check for the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

          This Registration Statement No. 33-61940 ("Registration Statement") registered an aggregate amount of 119,690 shares of Class A Common Stock, $.50 par value, of Methode Electronics, Inc. (the "Company"). The Company is no longer obligated to keep the Registration Statement effective. The Company is therefore deregistering the remaining 70,787 shares of Class A Common Stock which were not sold pursuant to this Registration Statement.

                                   SIGNATURES

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY ORGANIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON THE 15TH DAY OF AUGUST, 1995.

                                            METHODE ELECTRONICS, INC.


                                            BY: /s/ William J. McGinley
                                                -----------------------------
                                                ITS: CHAIRMAN

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             Name                                Title                          Date
             ----                                -----                          ----
   /s/   Michael G. Andre         Senior Executive Vice President and        August 15, 1995
------------------------------    Director
         Michael G. Andre


    /s/ James W. Ashley, Jr       Secretary and Director                     August 15, 1995
------------------------------
        James W. Ashley, Jr.


    /s/ William C. Croft*          Director                                   August 15, 1995
------------------------------
        William C. Croft


    /s/ Kevin J. Hayes             Vice President, Treasurer and Director     August 15, 1995
------------------------------
        Kevin J. Hayes


    /s/ William T. Jensen*         President and Director                     August 15, 1995
------------------------------
        William T. Jensen


    /s/ James W. McGinley          President Optical Interconnect             August 15, 1995
------------------------------     Products Group and Director
        James W. McGinley


    /s/ William J. McGinley        Chairman and Director                      August 15, 1995
------------------------------
        William J. McGinley


    /s/ Raymond J. Roberts*        Director                                   August 15, 1995
------------------------------
        Raymond J. Roberts


    /s/ George C. Wright*          Director                                   August 15, 1995
------------------------------
        George C. Wright


     A Power of Attorney authorizing William J. McGinley and Kevin J. Hayes, or either one of them, each with the power to act without the other, to execute amendments to this Registration Statement on behalf of the above-named directors and officers was included in the Registration Statement as originally filed by the Registrant with the Commission on April 30, 1993.


*By: /s/ Kevin J. Hayes
     -------------------------------------------------
     Kevin J. Hayes
     Attorney-in-Fact


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